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                                                                     Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               RINGER CORPORATION


1. The name of the corporation is Ringer Corporation, a Minnesota corporation.

2. The amendment adopted is:

     Article 1 of the Company's Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                                 ARTICLE 1. NAME
                                 ---------------
               The name of the corporation is Verdant Brands, Inc.

3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the Chairman, President and Chief Executive Officer of Ringer Corporation, being duly authorized on behalf of Ringer Corporation, has executed this document this 15th day of July, 1998.

                                          /s/ Stanley Goldberg
                                          --------------------------------
                                              Stanley Goldberg,
                                              Chairman, President and Chief
                                              Executive Officer